Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
Celanese Appoints Scott Richardson as Chief Financial Officer
DALLAS (February 19, 2018) - Celanese Corporation (NYSE:CE) (the “Company”) announced today that chief financial officer, Chris Jensen, has tendered his resignation after a successful 12 years with the Company to spend time with his family and commence the next chapter of his career. He will be succeeded as CFO by Scott Richardson, currently Senior Vice President, Engineered Materials, effective immediately.
“We are thankful for the many years of service and leadership Chris has given to Celanese,” said Chairman and CEO Mark Rohr. “Chris has been instrumental to the Company’s success and his actions to oversee transformative change at the Company. We understand and support Chris’ decision and wish him and his family the very best.”
Richardson joined Celanese in 2005 and held a variety of roles at the Company including Vice President and General Manager of Acetyls, and his most recent role as Senior Vice President, Engineered Materials.
“I am excited for this opportunity to lead Celanese forward and want to thank Chris for his leadership and partnership over the years. I am grateful to be able to benefit from his experience,” said Richardson.
Rohr continued, “I believe that with Scott’s extensive industry knowledge and experience, coupled with his proven abilities as a global leader, he will build on Chris’ record of success and continue to deliver solid results.”

About Celanese
Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our two complementary business cores, Acetyl Chain and Materials Solutions, use the full breadth of Celanese's global chemistry, technology and business expertise to create value for our customers and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 7,600 employees worldwide and had 2017 net sales of $6.1 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.

Celanese Contacts:

Investor Relations	Media Relations - Global
Surabhi Varshney	W. Travis Jacobsen
+1 972 443 3078	+1 972 443 3750
surabhi.varshney@celanese.com	william.jacobsen@celanese.com

Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company or its customers will realize these benefits or that these expectations will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.